UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2008

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50364	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2008, the Compensation Committee of our board of directors approved, effective as of April 1, 2008, an increase in the annual base salary of Mary Shea, our Executive Vice President of Program Services. Prior to the increase, Ms. Shea’s annual base salary was $195,000. As a result of the increase, effective as of April 1, 2008, Ms. Shea’s annual base salary is $225,000.

Additionally, on May 21, 2008, the stockholders approved an amendment to The Providence Service Corporation’s 2006 Long-Term Incentive Plan, or the 2006 Plan, which increased the number of shares of common stock authorized for issuance under the 2006 Plan by 1,000,000 shares from 800,000 shares to 1,800,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: May 28, 2008	By:	/s/ Fletcher Jay McCusker
	Name:	Fletcher Jay McCusker
	Title:	Chief Executive Officer

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